UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

BRICK TOP PRODUCTIONS, INC.

(Name of Registrant as Specified in Its Charter)

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[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction

(5)	Total fee paid

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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BRICK TOP PRODUCTIONS, INC.

5550 Glades Road, Suite 500

Boca Raton, Florida 33431

(561) 826-9307

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On December 5, 2014, the Board of Directors of Brick Top Productions, Inc. (the “Company”) and stockholders holding a majority of the Company’s voting power took action by written consent to approve the following actions:

1.

Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Brick Top Productions, Inc. to Carolco Pictures, Inc., and

2.

Amend our Articles to increase our authorized capital stock from 110,000,000 shares to 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock.

Stockholders of record at the close of business on December 4, 2014 are entitled to notice of these stockholder actions by written consent. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. We anticipate that the above actions will become effective on or about January ____, 2015, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Attached hereto for your review is an Information Statement relating to the above-described actions. Please read this Information Statement carefully. It describes the essential terms of the actions to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

By Order of the Board of Directors,

/s/ Alexander Bafer
Alexander Bafer
Chief Executive Officer

Boca Raton, Florida
December ____, 2014

BRICK TOP PRODUCTIONS, INC.

5550 Glades Road, Suite 500

Boca Raton, Florida 33431

(561) 826-9307

December ____, 2014

INFORMATION STATEMENT

INFORMATION CONCERNING THE ACTION BY WRITTEN CONSENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be mailed on or about December ___, 2014 to the stockholders of record, as of December 4, 2014 (the “Record Date”), of Brick Top Productions, Inc., a Florida corporation (hereinafter referred to as “we,” “us,” “our,” “Brick Top” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of the stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

1.

Amend our articles of incorporation, as amended (the “Articles”), to change our corporate name from Brick Top Productions, Inc. to Carolco Pictures, Inc. (the “Name Change Amendment”), and

2.

Amend our Articles to increase our authorized capital stock from 110,000,000 shares to 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock (the “Share Increase Amendment” and together with the Name Change Amendment, the “Amendments”).

On December 5, 2014, our board of directors unanimously approved the Amendments. Subsequent to our board of directors’ approval of the Amendments, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendments on December 5, 2014. We expect that the Amendments will be effective on or about January ____, 2015, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendments will not be effected until at least 20 calendar days after the mailing of this Information Statement to Brick Top stockholders. The Amendments will be effective after the expiration of such 20-day period, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

Stockholders of record on the Record Date who did not consent to the Amendments are not entitled to dissenters’ rights under Florida law.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on December 4, 2014, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.0001 per share, and 10,000,000 shares of preferred stock with a par value of $0.0001 per share. As of the Record Date, there were 32,589,500 shares of common stock issued and outstanding, held by 100 holders of record, and no shares of preferred stock outstanding. Holders of our common stock are entitled to one vote per share.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 607.0704 of the Florida Business Corporation Act. Section 607.0704 provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding stock of each voting group entitled to vote thereon having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least 20 calendar days after this Information Statement has first been sent or given to our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Brick Top.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

MATTER NO. 1: AMENDMENT OF OUR ARTICLES TO CHANGE OUR CORPORATE NAME

FROM BRICK TOP PRODUCTIONS, INC. TO CAROLCO PICTURES, INC.

On December 5, 2014, our board of directors approved, subject to stockholder approval, an amendment to our Articles that will have the effect of changing our corporate name from Brick Top Productions, Inc. to Carolco Pictures, Inc. Subsequent to our board of directors’ approval of the Name Change Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Name Change Amendment on December 5, 2014. We expect that the Name Change Amendment will be effective on or about January ____, 2015, at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida.

The Company recently acquired intellectual property rights relating to the trademarked Carolco Pictures, a name the Company believes is synonymous with high quality blockbuster films. The Company believes that changing its corporate name to Carolco Pictures, Inc. will raise its profile in the film industry.

The voting and other rights of our stockholders will not be affected by the change in our corporate name. See “Matter No. 2: Amendment of Our Articles to Increase Our Authorized Capital Stock from 110,000,000 to 400,000,000 Shares, of which 350,000,000 Will Be Common Stock and 50,000,000 Will Be Preferred Stock” below, however. In addition, we plan to change our stock symbol and CUSIP number as a result of the name change. You may, but need not, exchange your stock certificates to reflect the change in corporate name. Your existing stock certificates will continue to represent shares of our common stock as if the name had not changed. Our transfer agent will issue stock certificates with our new name as stock certificates are submitted upon transfers of shares by existing stockholders at the expense of the stockholder.

MATTER NO. 2: AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK FROM 110,000,000 TO 400,000,000 SHARES, OF WHICH 350,000,000 WILL BE COMMON STOCK AND 50,000,000 WILL BE PREFERRED STOCK

On December 5, 2014, our board of directors approved, subject to stockholder approval, the Share Increase Amendment, which will have the effect of increasing our authorized capital stock from 110,000,000 to 400,000,000 shares, of which 350,000,000 will be common stock, par value $0.0001 per share, and 50,000,000 will be preferred stock, $0.0001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time. Set forth below is the text of the Share Increase Amendment, marked to show the proposed amendments to our current Articles, with additions underlined and deletions in strikethrough:

ARTICLE V – CAPITAL STOCK

The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be (i) ~~One Hundred Million (100,000,000)~~350,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and ~~Ten Million (10,000,000)~~(ii) 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The Board of Directors of the Company is authorized, by resolution or resolutions, at any time and from time to time, to divide and establish any or all of the shares of Preferred Stock into one or more series and, without limiting the generality of the foregoing, to fix and determine the designation of each such share, and its preferences, conversion rights, cumulative, relative, participating, optional, or other rights, including voting rights, qualifications, limitations, or restrictions thereof.

We currently have authorized capital stock of 110,000,000 shares, of which 100,000,000 are common stock and 10,000,000 are preferred stock.  As of the Record Date, 32,589,500 shares of common stock were outstanding and no shares of preferred stock were outstanding. Upon effectiveness of the Share Increase Amendment, our authorized capital stock will consist of 400,000,000 shares, of which 350,000,000 will be common stock and 50,000,000 will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time. Upon effectiveness of the Share Increase Amendment, no shares of preferred stock will be issued and outstanding.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. The additional shares of common and preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Share Increase Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

While the increase in the number of common and preferred stock may have anti-takeover ramifications, our board of directors believes that the financial flexibility offered by the Share Increase Amendment outweighs any disadvantages. To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Share Increase Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the preferred stock in connection with any financing.

Procedure for Effecting the Amendment of our Articles of Incorporation

The Amendments will become effective at such time as articles of amendment to our Articles are filed with the Secretary of State of Florida. We expect to file articles of amendment to our Articles with the Secretary of State of Florida effective on or about January ____, 2014. Because the common stock is currently quoted on the OTC Markets, the Amendments and the matters addressed therein will also require processing by FINRA pursuant to Rule 10b-17 of the Exchange Act in order for these actions to be recognized in the market for trading purposes. We expect to receive FINRA’s clearance prior to the date on which this Information Statement is mailed.

On and after the effective date of the Amendments, the stock certificates representing the pre-Amendment shares will continue to be valid. Following the effective date, new stock certificates will be issued reflecting the name change, but this will not affect the validity of stock certificates already outstanding. After the effective date of the Amendments, each stock certificate representing shares of our common stock prior to such effective date will be deemed to represent shares giving effect to the name change. Certificates representing shares after such effective date will be issued in due course as old certificates are tendered for transfer to our transfer agent. We request that stockholders do not send in any of their stock certificates at this time.

Shares of our common stock issued after such effective date will have the same restrictions on their transferability as shares issued prior to the effective date. Also, for purposes of determining the term of the restrictive period applicable to any shares subject to restrictions on their transferability issued after the effective date in exchange for shares held prior to the effective date, if any, the time period during which a stockholder has held such shares prior to the effective date will be included in the total holding period.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

•

Any director or officer of our Company,

•

Any proposed nominee for election as a director of our Company, and

•

Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendments.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 4, 2014 by the following persons:

•

Each person who is known to be the beneficial owner of more than 5% of our issued and outstanding shares of common stock,

•

Each of our named executive officers (as defined in Item 402 of Regulation S-K) and directors, and

•

All of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from December 4, 2014, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from December 4, 2014.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)

Alexander Bafer	20,590,000	63.2%
Gary D. Alexander (2)	248,842	*
All directors and executive officers as a group (5 persons)	22,231,350 (3)	65.2%

*

Less than 1%.

(1)

Calculated on the basis of 32,589,500 shares of common stock outstanding on December 4, 2014.

(2)

Mr. Alexander resigned as an executive officer and director of the Company effective February 6, 2014.

(3)

Includes 1,491,350 shares issuable upon exercise of a warrant.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

ADDITIONAL INFORMATION

We are subject to the informational requirements of Section 15(d) of the Exchange Act. Accordingly, we file annual, quarterly and other reports and information with the SEC. The Company’s filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings will also be available to the public on, or accessible through, our corporate website at www.bricktopproductions.com. You may also read and copy, at SEC prescribed rates, any document we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, NE., Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. You may also request a copy of these filings, at no cost, by writing to us at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431 or by telephoning us at (561) 826-9307.

Our principal executive office is located at 5550 Glades Road, Suite 500, Boca Raton, Florida 33431. Our corporate website is www.bricktopproductions.com and our phone number is (561) 826-9307.

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